UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2024

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	001-38265	98-1391970

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification number)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom

(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on June 5, 2024, nVent Electric plc (“nVent”) entered into a Membership Purchase Interest Agreement with Warrior Ultimate Parent, LLC, Warrior Intermediate Parent, LLC (the “Company” and the parent company of Trachte, LLC), and Hoffman Schroff Holdings, Inc. (the “Purchase Agreement”) whereby nVent will acquire the Company (the “Acquisition”) for an aggregate purchase price of $695 million, subject to customary adjustments contemplated by the Purchase Agreement.

On June 21, 2024, in contemplation of the Acquisition, nVent and its subsidiary, nVent Finance S.à r.l. (“nVent Finance”), entered into a Term Loan Agreement (the “Loan Agreement”), among nVent Finance, as borrower, nVent, as guarantor, and the lenders and agents party thereto, providing for a two-year $500.0 million senior unsecured term loan facility (the “Term Loan Facility”). As of June 21, 2024, no loans were outstanding under the Term Loan Facility. nVent Finance and nVent intend to borrow the full $500.0 million aggregate principal amount available under the Term Loan Facility to finance a portion of the purchase price in the Acquisition and to pay related fees and expenses. The availability of loans under the Term Loan Facility is subject to the satisfaction or waiver of certain conditions, including (i) the closing of the Acquisition substantially concurrently with the funding of such loans, (ii) the absence of a material adverse effect with respect to the Company since June 5, 2024, (iii) the truth and accuracy in all material respects of certain representations and warranties, (iv) the receipt of certain certificates, and (v) the receipt of certain financial statements. Beginning September 4, 2024 and ending on the earlier of the date on which the term loans under the Term Loan Facility are funded and the Commitment Termination Date (as defined below), ticking fees will accrue in the amount of 0.15% per annum on the actual daily undrawn term loan commitment.

The lenders’ commitment to make the Term Loan Facility available to nVent Finance expires on the earliest of (the “Commitment Termination Date”) (i) the date that is the earliest of: (x) the date on which the Purchase Agreement is terminated by mutual written consent of the parties thereto, and (y) five business days after the “End Date” (as defined in the Purchase Agreement), (ii) the closing of the Acquisition pursuant to the Purchase Agreement with or without the use of the Term Loan Facility, (iii) the public announcement of the abandonment of the Acquisition by nVent or nVent Finance, and (iv) the termination of the Purchase Agreement prior to the closing of the Acquisition or the termination of nVent’s or nVent Finance’s obligations under the Purchase Agreement to consummate the Acquisition in accordance with the terms of the Purchase Agreement.

The Term Loan Facility is guaranteed by nVent. The Term Loan Facility will bear interest at a rate equal to an adjusted base rate or adjusted term secured overnight financing rate (“SOFR”) plus, in each case, an applicable margin. The applicable margin is based on, at nVent Finance’s election, nVent’s net leverage ratio or nVent Finance’s public debt rating. Interest on borrowings is payable quarterly in arrears with respect to borrowings made at the adjusted base rate or at the end of the applicable interest period with respect to borrowings made at adjusted term SOFR, unless such interest period is longer than three months, in which case payment is due on each successive date three months after the first day of such period.

With certain exceptions, the Term Loan Facility will mature two years from the date the term loans are made to nVent Finance. nVent Finance is permitted to voluntarily prepay loans under the Term Loan Facility, in whole or in part, without penalty or premium, subject to certain minimum amounts and increments and the payment of customary breakage costs.

The Term Loan Facility contains financial covenants requiring nVent not to permit (i) the ratio of its consolidated debt (net of its consolidated unrestricted cash in excess of $5.0 million but not to exceed $250.0 million) to its consolidated net income (excluding, among other things, non-cash gains and losses) before interest, taxes, depreciation, amortization and certain other adjustments (“EBITDA”) on the last day of any period of four consecutive fiscal quarters (each, a “testing period”) to exceed 3.75 to 1.00 (or, at nVent Finance’s election and subject to certain conditions, 4.25 to 1.00 for four testing periods in connection with certain material acquisitions) and (ii) the ratio of its EBITDA to its consolidated cash interest expense for the same period to be less than 3.00 to 1.00. In addition, subject to certain qualifications and exceptions, the Term Loan Facility also contains covenants that, among other things, restrict nVent’s ability to create liens, merge or consolidate with another person, make acquisitions and incur subsidiary debt.

The Term Loan Facility contains customary events of default. If an event of default occurs and is continuing, then the lenders may terminate any commitments to extend credit under the Term Loan Facility and declare all amounts outstanding under the Term Loan Facility due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all amounts outstanding under the Term Loan Facility will automatically become due and payable immediately.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit Index

Exhibit Number	Description

4.1	Term Loan Agreement, dated as of June 21, 2024, among nVent Electric plc, nVent Finance S.à r.l., and the lenders and agents party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on June 24, 2024.

nVent Electric plc
Registrant

By:	/s/ Sara E. Zawoyski
Sara E. Zawoyski
Executive Vice President and Chief Financial Officer